UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2020 (May 28, 2020)

Arbutus Biopharma Corporation
(Exact name of registrant as specified in charter)

British Columbia, Canada	001-34949	98-0597776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Veterans Circle Warminster, Pennsylvania	18974
(Address of principal executive offices)	(Zip Code)

(267) 469-0914
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	ABUS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2016 Omnibus Share and Incentive Plan

On May 28, 2020, Arbutus Biopharma Corporation (the “Company”) held its 2020 Annual General and Special Meeting of Shareholders (the “Meeting”). At the Meeting, the Company’s shareholders, upon the recommendation of the Company’s Board of Directors (the “Board”), approved an amendment (the “Plan Amendment”) to the Company’s 2016 Omnibus Share and Incentive Plan, as supplemented and amended (the “2016 Plan”), to (a) increase the aggregate number of common shares authorized for issuance under the 2016 Plan by 3,000,000 common shares and (b) increase the aggregate number of common shares that may be issued pursuant to incentive stock options granted under the 2016 Plan by 3,000,000 common shares. Summaries of the 2016 Plan and the Plan Amendment are set forth in the Company’s Management Proxy Circular and Proxy Statement for the Meeting filed with the Securities and Exchange Commission on April 24, 2020 (the “Proxy Statement/Circular”). Those summaries and the above descriptions of the 2016 Plan and Plan Amendment do not purport to be complete and are qualified in their entirety by reference to the 2016 Plan and Plan Amendment, which are filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

2020 Employee Stock Purchase Plan

At the Meeting, the Company’s shareholders, upon the recommendation of the Board, also approved the Company’s 2020 Employee Stock Purchase Plan (the “2020 ESPP”). A summary of the 2020 ESPP is set forth in the Proxy Statement/Circular. That summary and the above description of the 2020 ESPP do not purport to be complete and are qualified in their entirety by reference to the 2020 ESPP, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On April 23, 2020, the record date for the Meeting, there were 68,961,395 common shares issued and outstanding and entitled to vote on the proposals presented at the Meeting, of which 49,418,587, or 71.66%, were present in person or represented by proxy, which constituted a quorum.

At the Meeting, the shareholders elected each of the Company’s nominees for director, approved the Plan Amendment, approved the 2020 ESPP and ratified the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020. Set forth below are the final voting results for each of the proposals submitted to a vote of the Company’s shareholders at the Meeting.

Proposal 1.
The election of eight director nominees named in the Proxy Statement/Circular to serve until the 2021 Annual General Meeting of Shareholders or until their qualified successors have been duly elected or appointed.

Nominee	Votes For	% For	Votes Withheld	% Withheld	Broker Non-Votes
Frank Torti, M.D.	33,556,859	96.65	1,161,457	3.35	14,700,271
William H. Collier	33,559,283	96.66	1,159,033	3.34	14,700,271
Daniel Burgess	34,281,074	98.74	437,242	1.26	14,700,271
Richard C. Henriques	34,614,462	99.70	103,854	0.30	14,700,271
Keith Manchester, M.D.	33,184,154	95.58	1,534,162	4.42	14,700,271
Eric Venker, M.D., Pharm.D.	33,571,000	96.70	1,147,316	3.30	14,700,271
James Meyers	34,279,455	98.74	438,861	1.26	14,700,271
Andrew Cheng, M.D., Ph.D.	34,282,648	98.75	435,668	1.25	14,700,271

Proposal 2.
The approval of an amendment to the 2016 Plan to (a) increase the aggregate number of common shares authorized for issuance thereunder by 3,000,000 common shares and (b) increase the aggregate number of common shares that may be issued pursuant to incentive stock options granted thereunder by 3,000,000 common shares:

Votes For	% For	Votes Against	% Against	Votes Withheld	Broker Non-Votes
33,930,299	98.05	673,707	1.95	114,310	14,700,271

Proposal 3.	The approval of the 2020 ESPP:

Votes For	% For	Votes Against	% Against	Votes Withheld	Broker Non-Votes
34,396,216	99.38	214,485	0.62	107,615	14,700,271

Proposal 4.	The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020:

Votes For	% For	Votes Withheld	% Withheld	Broker Non-Votes
48,517,264	98.18	901,323	1.82	0

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Arbutus Biopharma Corporation 2016 Omnibus Share and Incentive Plan, as supplemented and amended
10.2	Arbutus Biopharma Corporation 2020 Employee Stock Purchase Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2020

ARBUTUS BIOPHARMA CORPORATION

By: /s/David C. Hastings
Name: David C. Hastings
Title: Chief Financial Officer